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                                                                 Exhibit 24.2

                             POWER OF ATTORNEY

         The undersigned hereby constitutes and appoints Robert R. Buck, Andrew R. Logie and David R. Grace, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-1 (No. 333-116027) and any related Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 of Beacon Roofing Supply, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of July 2004.

Signature:  /s/ James J. Gaffney
          -----------------------
Name: James J. Gaffney